As filed with the Securities and Exchange Commission on December 21, 2001
                                                         Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                     POTASH CORPORATION OF SASKATCHEWAN INC.
             (Exact Name of Registrant as Specified in Its Charter)

         SASKATCHEWAN                      1474                    N/A
(State or other jurisdiction of     (Primary standard        (I.R.S. employer
incorporation or organization)    industrial code number)   identification no.)

                       ----------------------------------

                             122 - 1st Avenue South
                     Saskatoon, Saskatchewan, Canada S7K 7G3
                                  306-933-8500
 (Address and telephone number of the registrant's principal executive offices)

                       ----------------------------------

      Potash Corporation of Saskatchewan Inc. Stock Option Plan - Directors
           Potash Corporation of Saskatchewan Inc. Stock Option Plan -
                             Officers and Employees
                            (Full title of the plans)

                       ----------------------------------

                                William J. Doyle
                     Potash Corporation of Saskatchewan Inc.
                             122 - 1st Avenue South
                     Saskatoon, Saskatchewan, Canada S7K 7G3
                                  306-933-8500
            (Name, address and telephone number of agent for service)

                       ----------------------------------

      The Commission is requested to send copies of all communications to:
                                Craig Brod, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006


                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                               Proposed maximum    Proposed maximum
                                            Amount to be      offering price per  aggregate offering        Amount of
Title of Securities to be Registered       registered(1)            unit(2)             price           registration fee
-------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value               1,875,250 shares          $63.60           $119,265,900           $28,504.55
-------------------------------------------------------------------------------------------------------------------------

(1) Consists of Common Shares (the "Common Shares") of Potash Corporation of Saskatchewan Inc. (the "Registrant") to be sold pursuant to the Potash Corporation of Saskatchewan Inc. Stock Option Plan - Directors and the Potash Corporation of Saskatchewan Inc. Stock Option Plan - Officers and Employees (collectively, the "Plans").

(2) Estimated solely for the purpose of determining the registration fee, based upon the average of the high and low prices of the Common Shares reported on the New York Stock Exchange Composite Tape on December 19, 2001 pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act").
================================================================================

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS*


Item 1.  Plan Information.


Item 2.  Registrant Information and Employee Plan Annual Information.




----------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on March 28, 2001.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the calendar quarter ended March 31, 2001, filed with the Commission on May 9, 2001, for the calendar quarter ended June 30, 2001, filed with the Commission on August 7, 2001, and for the calendar quarter ended September 30, 2001, filed with the Commission on November 7, 2001.

         (c) The description of the Registrant's Common Shares contained in the Registrant's Current Report on Form 8-K filed with the Commission on December 21, 2001.

         In addition, all of the Registrant's reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts and Counsel

         Not applicable.


Item 6.  Indemnification of Directors and Officers

         Section 119 of The Business Corporations Act (Saskatchewan) authorizes corporations to indemnify past and present directors and officers for liabilities incurred in connection with their services as such (including expenses and settlement payments) if the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative proceeding, if the director or officer had reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

         Section 10.04 of the Registrant's Bylaws provides that the Registrant shall indemnify directors and officers to the extent required or permitted by law.

         The Registrant has entered into agreements with its directors and officers (each an "Indemnitee") to indemnify the Indemnitee, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer and/or director of (i) the Registrant or (ii) if at the request of the Registrant, of an organization of which the Registrant is a shareholder or creditor.

         The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.


Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

         See Exhibit Index.


Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3)
              of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                     (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Canada, on this 21st day of December, 2001.

                                  POTASH CORPORATION OF SASKATCHEWAN INC.


                                  By:       /s/ WILLIAM J. DOYLE
                                      -----------------------------------
                                              William J. Doyle
                                          Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

         Each person whose signature appears below constitutes and appoints William J. Doyle, Wayne R. Brownlee and John L.M. Hampton, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, any lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on the dates indicated below.

Signature                                                Title                             Date
---------                                                -----                             ----
/s/ WILLIAM J. DOYLE                                                                     12/21/01
------------------------------                                                         ------------
William J. Doyle                   Director, President and Chief Executive Officer
                                            (Principal Executive Officer)


/s/ WAYNE R. BROWNLEE                                                                    12/21/01
------------------------------  Senior Vice President, Treasurer and Chief Financial   ------------
Wayne R. Brownlee               Officer (Principal Financial and Accounting Officer)


PCS ADMINISTRATION (USA), INC.     Authorized Representative in the United States
By: /s/ BARBARA JANE IRWIN                                                               12/21/01
    --------------------------                                                         ------------
Barbara Jane Irwin, Senior V.P. -
Administration


                                   Directors:

                                   Date:                                         Date:
                                   ----                                          ----
/s/ DONALD E. PHILLIPS           12/21/01     /s/ FREDERICK J. BLESI           12/21/01
------------------------------  ----------    ------------------------------  ----------
Donald E. Phillips (Chairman)                 Frederick J. Blesi

/s/ DOUGLAS J. BOURNE            12/21/01     /s/ DALLAS J. HOWE               12/21/01
------------------------------  ----------    ------------------------------  ----------
Douglas J. Bourne                             Dallas J. Howe

/s/ JEFFREY J. MCCAIG            12/21/01     /s/ MARY MOGFORD                 12/21/01
------------------------------  ----------    ------------------------------  ----------
Jeffrey J. McCaig                             Mary Mogford

/s/ PAUL J. SCHOENHALS           12/21/01     /s/ E. ROBERT STROMBERG          12/21/01
------------------------------  ----------    ------------------------------  ----------
Paul J. Schoenhals                            E. Robert Stromberg

/s/ JACK G. VICQ                 12/21/01     /s/ BARRIE A. WIGMORE            12/21/01
------------------------------  ----------    ------------------------------  ----------
Jack G. Vicq                                   Barrie A. Wigmore

/s/ THOMAS J. WRIGHT             12/21/01
------------------------------  ----------
Thomas J. Wright

                                  EXHIBIT INDEX

Exhibit No.                   Description                        Method of Filing     Page
----------------------------------------------------------------------------------------------
4.1           Potash Corporation of Saskatchewan Inc. Stock       Filed herewith
              Option Plan - Directors

4.2           Potash Corporation of Saskatchewan Inc. Stock       Filed herewith
              Option Plan -Officers and Employees

5.1           Opinion of Robertson Stromberg as to the validity   Filed herewith
              of the securities being registered

23.1          Consent of Deloitte & Touche                        Filed herewith

23.2          Consent of Robertson Stromberg (included in         Filed herewith
              Exhibit 5.1)

24.1          Power of Attorney, included on signature page       Filed herewith